Exhibit 99.1

Papaya Growth Opportunity Corp. I Announces Pricing of $250 Million Initial Public Offering

New York, NY, Jan. 13, 2022 – Papaya Growth Opportunity Corp. I (the “Company”), a newly incorporated blank check company, today announced the pricing of its initial public offering of 25,000,000 units at a price of $10.00 per unit. The units are expected to be listed on the Nasdaq Global Market (“Nasdaq”) and trade under the ticker symbol “PPYAU” beginning January 14, 2022.

The Company’s management team is led by Chairperson Patrick Pohlen, Chief Executive Officer Clay Whitehead, President Alexander Spiro, and Chief Financial Officer and Secretary Daniel Rogers.

The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any industry, it currently intends to concentrate its search for a target business operating in the software, internet, media, fintech, healthcare IT or consumer industry sectors and to focus on vertical solutions driven by AI, marketplaces, platforms and networks.

Each unit consists of one share of Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin trading separately, the Company expects that the shares of Class A common stock and redeemable warrants will be listed on the Nasdaq under the symbols “PPYA” and “PPYAW,” respectively.

Cantor Fitzgerald & Co. is serving as sole book-running manager. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,750,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus, copies of which may be obtained by contacting Cantor Fitzgerald & Co., Attention Capital Markets, 499 Park Avenue, New York, NY 10022, or by e-mail at prospectus@cantor.com.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on January 13, 2022. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and preliminary prospectus for the Company's offering filed with the SEC. Copies of these documents are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Papaya Growth Opportunity Corp. I

The Company was formed for the purpose of effecting a merger, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. While the Company may pursue an initial business combination target in any industry, it currently intends to concentrate its search for a target business operating in the software, internet, media, fintech, healthcare IT or consumer industry sectors and to focus on vertical solutions driven by AI, marketplaces, platforms and networks.

Media Contact

Clay Whitehead

Chief Executive Officer

clay@papayagrowth.com